Exhibit 99.1

West Pharmaceutical Services to Explore Strategic Alternatives for Drug Delivery

 — Affirms sales guidance and updates earnings guidance for quarter and year –

— Company will host investor conference call today at 4:15 pm Eastern Time —

LIONVILLE, Pa., June 30, 2004 — West Pharmaceutical Services, Inc. (NYSE: WST), the global market leader in closure systems and syringe components for use with injectable drugs, today announced that it will explore strategic alternatives for its Drug Delivery Division and provided updates to its sales and earnings guidance for the 2004 second quarter and full year.

At its meeting yesterday, West’s Board of Directors completed its periodic review of each of the Company’s business units and, after careful consideration of timeline, priorities, and resources concluded that investments in the Company’s Pharmaceutical Systems Division offer the best prospects for West’s future growth and shareholder value. The Company’s Pharmaceutical Systems Division accounted for approximately 98% of its $491 million revenue in 2003.

Donald E. Morel, PhD, West Chairman and CEO said “After much review and deliberation, we concluded that our core Pharmaceutical Systems business offers a broad range of exciting opportunities for the Company and as such deserves the full focus of the Company’s resources. While the Board and management continue to believe that our drug delivery programs offer significant promise and potential, we do not believe the Company can continue to support that research effort while also pursuing our core business initiatives. We have therefore decided to initiate an evaluation of alternatives for the Drug Delivery Division that will provide for its near term needs and lead to its ultimate success.”

For the quarter ending June 30, 2004, the Company expects pro forma earnings per share to be between $0.61 and $0.65, consistent with internal expectations, compared to $0.66 in the 2003 quarter. For the fiscal year 2004, the Company expects to generate year-over-year revenue growth of 5% to 7% and pro forma diluted earnings per share in the range of $2.00 to $2.10, an increase over the pro forma $1.88 generated in 2003. Pro forma diluted earnings per share for each reporting period of 2003 and 2004 exclude costs associated with the 2003 explosion and fire at the Company’s Kinston, North Carolina production facility and the planned closure of its UK medical device facility, which the Company now estimates will be between $0.52 and $0.65 per share for the fiscal year 2004, and 2004 annual guidance excludes a $0.04 per diluted share non-operating gain that was reported in the first quarter. Revenue and earnings expectations for the 2004 period reflect a higher effective tax rate, as a result of a change in Danish law, and changes to the Company’s Drug Delivery operating plans, which no longer include license fees for a generic nasal product after the Company’s development partner withdrew from its agreement when the product did not satisfy a regulatory milestone. This product does not involve any of West’s proprietary drug delivery technologies.

Dr.  Morel further commented, “The continued strong performance of our Pharmaceutical Systems Division at or above our expectations is reflected in our positive outlook for the remainder of 2004, despite the changes in drug delivery.”

The Company seeks to reach a conclusion on the review of its drug delivery business by the end of the year and is being advised by Houlihan Lokey Howard & Zukin in connection with its strategic evaluation.

The Company will continue to plan for and carry out initial efficacy trials on three proprietary formulations: Nasal Fentanyl, for the treatment of episodic break through pain; Nasal Leuprolide, for the treatment of endometriosis; and an oral formulation of Budesonide which utilizes West’s colonic delivery technology, for the treatment of inflammatory bowel disease. The Company expects preliminary efficacy data for its Fentanyl trial to be available in late 2004 and for its Leuprolide and Budesonide trials to be available in the first half of 2005. The Company will also continue to support its partnered development programs.

Management from West Pharmaceutical Services will host a conference call to discuss this announcement today at 4:15 pm (Eastern Time). To access the call, please dial either (800) 399-3081 or (706) 679-0718. In addition, the call will be broadcast live over the Internet and can be accessed at the Company’s website, www.westpharma.com. A telephonic replay of the call will be available through July 13, 2004, and may be accessed by dialing (800) 642-1687 or (706) 645-9291 (access code: 8524733).

About West Pharmaceutical Services, Inc.

West is the world’s premier provider of standard-setting systems and device components for parenterally administered medicines and an emerging leader in the development of drug formulation and delivery system technologies for the nasal and targeted oral delivery of drugs. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com

Notice regarding forward-looking statements

Certain statements contained in this press release or in other company documents and certain statements that may be made by management of the Company orally may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. In particular, these include statements concerning future actions, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings and financial results.

Because actual results are affected by risks and uncertainties, the Company cautions investors that actual results may differ materially from those expressed or implied in any forward-looking statement. It is not possible to predict or identify all such risks and uncertainties, but factors that could cause the actual results to differ materially from expected and historical results include, but are not limited to: sales demand, timing of customers’ projects; successful development of proprietary drug delivery technologies, systems and products, including but not limited to risks associated with clinical trials and with the creation, use and defense of intellectual property; regulatory, licensee and/or market acceptance of products based on those technologies or generic versions of commercial products; competitive pressures; the strength or weakness of the U.S. dollar; inflation; the cost and availability of raw materials; the availability of credit facilities; and, statutory tax rates.

With respect to the explosion and fire at the Company’s Kinston, NC plant, the following factors should also be taken into consideration: the timely completion of the new production facility at Kinston and customers approval of the facility and products produced there, and achieving cost efficient levels of production in the new facility; the adequacy of insurance recoveries for property and business interruption losses; the unpredictability of existing and future possible litigation related to the explosion and the adequacy of insurance recoveries for costs associated with such litigation; government actions or investigations affecting the Company; the ability of the Company to continue to meet production requirements from other plant sites and third parties in a timely manner; the extent of uninsured costs for, among other things, legal and investigation services and incremental insurance; and regulatory approvals and customer acceptance of goods from alternate sites. The Company assumes no obligation to update forward-looking statements as circumstances change. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company’s 10-K, 10-Q and 8-K reports.

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